UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 South Clearview Parkway

Jefferson, Louisiana 70121

(Address of principal executive offices) (Zip Code)

(504) 729-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The special meeting of shareholders of Stewart Enterprises, Inc. (the “Company”) was held on August 13, 2013. On May 28, 2013, the board of directors approved and the Company entered into a definitive merger agreement with Service Corporation International. Pursuant to the agreement, holders of the Company’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock they hold. The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. At the special meeting, the Company asked the shareholders to approve the merger agreement.

As of the record date, the Company had 82,146,854 shares of Class A common stock outstanding, each of which was entitled to one vote, and 3,555,020 shares of Class B common stock outstanding, each of which was entitled to ten votes at the special meeting. The Company’s shareholders voted on the following proposals at the special meeting, casting their votes as described below. All vote totals include both Class A and Class B shares.

Proposal 1- The Merger Agreement. Proposal 1 was a proposal to approve the Agreement and Plan of Merger, dated as of May 28, 2013, by and among Service Corporation International, Rio Acquisition Corp. and Stewart. This proposal was approved.

Number of Votes For	Votes Against	Abstentions
98,145,985	146,401	279,987

Proposal 2 – Advisory Vote Regarding Merger Related Compensation. Proposal 2 was a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Stewart’s named executive officers in connection with the merger. This proposal was approved.

Number of Votes For	Votes Against	Abstentions
92,587,425	4,782,319	1,202,629

Proposal 3 – Adjournment of the Special Meeting. Proposal 3 was a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies to approve the merger agreement if there were insufficient votes at the time of the special meeting to approve the merger agreement. This proposal was not voted upon at the meeting, as there were sufficient votes at the time of the meeting to approve the merger agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated August 13, 2013 announcing that the Company’s shareholders have approved the merger agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

August 14, 2013	/s/ Angela M. Lacour
Angela M. Lacour
Senior Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 13, 2013 announcing that the Company’s shareholders have approved the merger agreement